Exhibit 5.3(b)

July 23, 2009

AMC Entertainment Inc.

920 Main Street

Kansas City, Missouri 64105-1977

Re:	Registration Statement on Form S-1 relating to $600,000,000 aggregate principal amount of 8.75% Senior Notes due 2019

Ladies and Gentlemen:

We have acted as counsel to Premium Theater of Framingham, Inc., a Massachusetts corporation (the “Massachusetts Corporate Guarantor”), which is an indirect, wholly-owned subsidiary of AMC Entertainment Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2009 (as amended, the “Registration Statement”) by the Company for the purpose of providing a “market-making” prospectus for the Company’s outstanding 8.75% Senior Notes due 2019 (the “Notes”) and the guarantee of the Notes (the “Guarantee”) by the Massachusetts Corporate Guarantor, under the Securities Act of 1933, as amended (the “Act”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

The Notes and related Guarantee were issued pursuant to an indenture (the “Indenture”), dated as of June 9, 2009, among the Company, certain subsidiaries of the Company, including the Massachusetts Corporate Guarantor, and U.S. Bank National Association, as trustee.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                  The Indenture;

(b)                                 The executed Notes (and together with the Indenture, the “Notes Documents”); and

(c)                                  The Articles of Organization and By-laws, as amended to date, of the Massachusetts Corporate Guarantor.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Massachusetts Corporate Guarantor, public officials and other appropriate persons, and on the representations and warranties as to matters of fact contained in the Notes Documents or certificates delivered in connection with the Notes Documents.

Our opinion in the numbered paragraph 1 below, is based solely on certificates issued by the Secretary of State of The Commonwealth of Massachusetts, and our opinion with respect to such matters is rendered as of the dates of such certificates and is limited accordingly.

We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.             The Massachusetts Corporate Guarantor is a corporation validly existing under the laws of The Commonwealth of Massachusetts.

2.             The Indenture has been duly authorized and executed by the Massachusetts Corporate Guarantor.

3.             The Guarantee has been duly authorized by the Massachusetts Corporate Guarantor.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ropes & Gray LLP